UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐ Soliciting Material under Rule 14a-12

TG THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of TG Therapeutics, Inc. (“TG” or the “Company”) to be held on June 16, 2022 at 9:30 a.m. Eastern Time. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/TGTX2022 when you enter your control number included with the Notice of Internet Availability or proxy card. At the Annual Meeting, stockholders will be asked to (i) elect six directors for a term of one year, (ii) approve the 2022 Incentive Plan, (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iv) approve, on an advisory basis, the compensation of our named executive officers, (v) approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers, and (vi) transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. You will also have the opportunity to ask questions and make comments at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2021 on the internet. Our “Important Notice Regarding the Availability of Proxy Materials,” was mailed on or about April 29, 2022. That notice describes how you can obtain our proxy statement and annual report online. In addition, that notice provides instructions for how to receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the Annual Meeting virtually and wish to vote live during the Annual Meeting, you may revoke your proxy at the Annual Meeting.

If you have any questions about the proxy statement or our annual report, please contact Sean A. Power, our Chief Financial Officer at (212) 554-4484 or via email at shareholders@tgtxinc.com.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Michael S. Weiss
Michael S. Weiss
Chairman, Chief Executive Officer and President

April 29, 2022
New York, New York

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of TG Therapeutics, Inc. will be held virtually on June 16, 2022, at 9:30 a.m. Eastern Time. You may attend the webcast of the Annual Meeting via the internet at www.virtualshareholdermeeting.com/TGTX2022 when you enter your control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/TGTX2022. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform.

At the Annual Meeting, stockholders will consider and act on the following items:

1.	Elect six directors for a term of one year;
2.	Approve the 2022 Incentive Plan;
3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022;
4.	An advisory vote to approve the compensation of our named executive officers;
5.	An advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and
6.	Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 20, 2022, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be made available electronically upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2022 and entering your control number included with the Notice of Internet Availability or proxy card.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2022. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2021 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Sean A. Power, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the virtual Annual Meeting and voting live during the Annual Meeting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael S. Weiss and Sean A. Power to vote your shares at the Annual Meeting and on any postponements or adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
/s/ Sean A. Power
Sean A. Power
Corporate Secretary

April 29, 2022
New York, New York

2

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 29, 2022, to the owners of shares of common stock of TG Therapeutics, Inc. (the “Company,” “our,” “we,” or “TG”) as of April 20, 2022, in connection with the solicitation of proxies by our Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 29, 2022, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2021. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on June 16, 2022, at 9:30 a.m. Eastern Time. You may access the meeting via the internet at www.virtualshareholdermeeting.com/TGTX2022 when you enter your control number included with the Notice of Internet Availability or proxy card. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Proposal Two: Approval of the 2022 Incentive Plan	36

Proposal Three: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm	41

Proposal Four: Advisory Vote to Approve the Compensation of Our Named Executive Officers	42

Proposal Five: Advisory Vote on the Frequency of the Advisory Vote of Compensation of Our Named Executive Officers	43

Additional Information	44

Appendix A: 2022 Incentive Plan	45

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q:When is the Annual Meeting?

A.The Annual Meeting will be held at 9:30 a.m., Eastern Time, on Thursday, June 16, 2022.

Q:Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast which can be accessed at www.virtualshareholdermeeting.com/TGTX2022 when you enter your control number included with the Notice of Internet Availability or proxy card.

Q:What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing six directors for a term of one year; (ii) approving the 2022 Incentive Plan; (iii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; (iv) approving an advisory vote on the compensation of our named executive officers; (v) approving an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and (vi) transacting any other business that may properly come before the 2022 Annual Meeting or any postponement or adjournment thereof.

Q:Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on April 20, 2022 (the “Record Date”), may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 144,450,984 shares of common stock outstanding on the Record Date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be made available for your inspection upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2022 and entering your control number included with the Notice of Internet Availability or proxy card.

Q:How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:How do I vote?

A.	You may vote during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2022 and entering your control number included with the Notice of Internet Availability or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, via internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at 9:15 a.m. Eastern Time on June 16, 2022.

Q:What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael S. Weiss, our Chairman, Chief Executive Officer and President, and Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Weiss and/or Mr. Power may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the 2022 Incentive Plan, (iii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iv) “FOR” the advisory vote to approve the compensation of our named executive officers, and (v) “FOR” a frequency of every three years for future advisory votes to approve the compensation of our named executive officers. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
●	delivering written notice to our Corporate Secretary, Sean A. Power, at our address above or via email at shareholders@tgtxinc.com;
●	submitting a later dated proxy card or voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	attending the virtual Annual Meeting and voting live during the meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2022.

Q:Is my vote confidential?

A.Yes. All votes remain confidential.

Q:How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the Annual Meeting. The inspector(s) will determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matter up for vote at the Annual Meeting are considered to be “routine”: (i) the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Brokers that hold your shares, therefore, have discretionary authority to vote your shares on this matter unless they receive instructions from you on these matters.

Q:What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q:What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, virtually in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q:What vote is required to approve the 2022 Incentive Plan?

A.	The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to authorize the adoption of the 2022 Incentive Plan. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.
Q:	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022?
A.	The affirmative vote of a majority of the shares present, virtually in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.
Q:	How will the outcome of the advisory vote to approve the compensation of our named executive officers be determined?
A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.
Q:	How will the outcome of the advisory vote on the frequency of the advisory vote on compensation of our named executive officers be determined?
A.	The frequency of the advisory vote on compensation of our named executive officers receiving the greatest number of votes – every three years, every two years or every year – will be the frequency that stockholders approve.

Q:What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of our Record Date of April 20, 2022, our directors and executive officers owned, or have the right to acquire, approximately 9% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 34 for more details.
Q:	Who was our independent public accountant for the year ending December 31, 2021? Will they be represented at the Annual Meeting?
A.	KPMG LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2021. We expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make statements and will be available to answer your questions.

Q:How can I obtain a copy of our annual report on Form 10‑K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2021, with the SEC. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Sean A. Power, or by email at shareholders@tgtxinc.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of six members. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael S. Weiss	56	Chairman, Chief Executive Officer and President	2011
Laurence N. Charney	75	Lead Independent Director	2012
Yann Echelard	58	Director	2012
Kenneth Hoberman	57	Director	2014
Daniel Hume	55	Director	2015
Sagar Lonial, MD	55	Director	2020

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. On June 16, 2021, the Board appointed Laurence N. Charney as Lead Independent Director. The Lead Independent Director will be responsible for presiding at regular executive sessions of the independent directors, lead annual independent director evaluations of the Chairman and Chief Executive Officer, and serve as a liaison between the Chairman and Chief Executive Officer and the independent directors.

TG has a risk management program overseen by Michael S. Weiss, our Chairman, Chief Executive Officer and President, and the Board. Mr. Weiss and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

TG adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on April 20, 2022. During the review, our Board considered relationships and transactions during 2021 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Yann Echelard, Laurence Charney, Kenneth Hoberman, Daniel Hume and Dr. Sagar Lonial are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss, 56, has served as TG’s Chairman, President and CEO since December 2011. Mr. Weiss is also currently a director of the Company. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board. Mr. Weiss also serves as a Director and Executive Vice Chairman, Strategic Development of Fortress Biotech, Inc., and as Chairman of the Board of Directors of Mustang Bio, Inc., and of Checkpoint Therapeutics, Inc. Additionally, Mr. Weiss co-founded and served as Co-Portfolio Manager and Managing Partner of Opus Point Partners, LLC from 2009 to 2019.

Laurence N. Charney, 75, has served on our Board since April 2012. Since 2007, Mr. Charney has served as a business strategist and financial advisor to Boards, CEOs and investors. Previously, from 1970 through June 2007, Mr. Charney was a senior audit partner at Ernst & Young, LLP, a registered public accounting firm, retiring as a practice leader in the Americas Quality and Risk Management Group. Mr. Charney currently serves as a director and audit committee chairman of Kenon Holdings Ltd. and Apifany Group, Inc. In addition, Mr. Charney previously served as a director and audit committee member of Pacific Drillings S.A, Marvel Entertainment, Inc., XTL Biopharmaceuticals, Ltd., and Iconix Brand Group, Inc. In addition to his extensive experience on the boards of various corporate entities, Mr. Charney is also very active on the boards of several non-profit organizations. Mr. Charney graduated with a B.B.A. degree from Hofstra University and completed the Executive MBA in Business program at Columbia University. Based on Mr. Charney’s financial industry experience and in-depth understanding of our business, the Board of Directors believes that Mr. Charney has the appropriate set of skills to serve as a member of the Board.

Yann Echelard, 58, has served on our Board since November 2012. Dr. Echelard, current Operating Partner at Flagship Pioneering, has over 30 years of research and biopharmaceutical experience. Dr. Echelard holds a Ph.D. from Université de Montréal and has completed post-doctoral studies at Ludwig Institute of Cancer Research in Montreal (McGill University). As a visiting scientist at the Roche Institute and at Harvard University (Developmental Biology), he had a key role in the isolation and characterization of the Hedgehog genes, the first identified vertebrate morphogens. From 1994 to 2010, he progressed through various positions of increasing responsibility at Genzyme Transgenics Corporation and at GTC Biotherapeutics, including Vice President of Research and Development. In 1998, he led the scientific team that first performed goat somatic cell nuclear transfer (cloning). Focusing on Corporate Development, Dr. Echelard spearheaded the creation of a collaborative Joint Venture with LFB Biotechnologies in 2006, which was focused on the development of recombinant plasma proteins and monoclonal antibodies. This close collaboration led to the acquisition of GTC Biotherapeutics, Inc. by LFB in December 2010. In January of 2013, Dr. Echelard became the President and Chief Executive Officer of rEVO Biologics, Inc., the successor of GTC Biotherapeutics, Inc., a position he held until April 2018. Since joining Flagship Pioneering, he has successively acted as founding President of Ring Therapeutics, Inc., Cellarity Inc., Laronde, Inc. and a few other Flagship-funded ventures still in stealth mode. Based on Mr. Echelard’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Dr. Echelard has the appropriate set of skills to serve as a member of the Board.

Kenneth Hoberman, 57, has served on our Board since December 2014. Mr. Hoberman is currently the Chief Operating Officer and Corporate Secretary of Stemline Therapeutics, Inc. where he is a key member of the founding team. He was instrumental in the company’s financings from early private, including institutional, rounds through the IPO and subsequent follow-on offerings. He has extensive financial, accounting, investor relations, corporate governance and business development experience including M&A, strategic alliances and partnerships both domestic and international. His operational expertise includes regulatory oversight, human resources, manufacturing and clinical development. He was previously Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in the success of the company. He also helped secure multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company’s market capitalization to over $1 billion. He also led the team that originated, in-licensed, and developed AuryxiaTM, an FDA approved product. Mr. Hoberman currently serves as a director of Nuvectis Pharma, Inc. He received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University. Based on Mr. Hoberman’s financial and pharmaceutical industry experience and in-depth understanding of our business, as well as his extensive management experience, the Board of Directors believes that Mr. Hoberman has the appropriate set of skills to serve as a member of the Board.

Daniel Hume, 55, has served as a member of our Board of Directors since June 2015. Mr. Hume is currently a managing partner at Kirby McInerney, LLP. Mr. Hume’s law practice focuses on securities law regulation, structured finance, antitrust, and civil litigation. Mr. Hume is member of the board of directors of Stemline Therapeutics Inc. (Nasdaq: STML), a late clinical stage biopharmaceutical company, and National Holdings Corporation (Nasdaq: NHLD), a financial services company. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States Supreme Court. Mr. Hume received a B.A. in philosophy and graduated magna cum laude from the State University of New York at Albany, and earned a J.D. from the Columbia University Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law. We believe that Mr. Hume is qualified to serve on our Board of Directors due to his substantial financial and legal experience as well as his experience on several other Boards, some within the pharmaceutical industry.

Sagar Lonial, MD, 54, was nominated to serve as a member of our Board of Directors in April 2020. Dr. Sagar Lonial earned his medical degree from the University of Louisville School of Medicine. He completed his internship and residency at Baylor College of Medicine in Houston, Texas, followed by a fellowship in hematology and oncology at Emory University School of Medicine in Atlanta, Georgia. His previous laboratory work has focused on evaluating the impact of purified dendritic cell subsets on the nature of immune responses against antigen, and he has completed several trials evaluating the impact of cytokines on dendritic cell content and post-transplant immune recovery. More recently, Dr. Lonial has focused on combinations of novel agents as therapy for myeloma. He serves as Vice Chair of the Myeloma Committee in the Eastern Cooperative Oncology Group and as Myeloma editor for Clinical Lymphoma, Myeloma and Leukemia. He has received the Celgene Young Investigator Award, Indo American Cancer Association Lifetime Achievement Award, the COMY Multiple Myeloma Excellence Award for Clinical Science, and the Giants of Cancer Care inductee, and currently holds the Anne and Bernard Gray Family Chair in Cancer. Based on Dr. Lonial’s medical background and significant experience in oncology drug development, the Board of Directors believes that Dr. Lonial has the appropriate set of skills to serve as a member of the Board.

During 2021, our Board held six meetings. Each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”).

Board Selection and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) will require each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s current board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we will meet the requirements of that rule by the applicable compliance date.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 29, 2022)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	0	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Sean A. Power, our Corporate Secretary, via email at shareholders@tgtxinc.com. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at shareholders@tgtxinc.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Laurence N. Charney (Chairman), Yann Echelard, Daniel Hume and Kenneth Hoberman.

The Audit Committee held nine meetings during the fiscal year ended December 31, 2021. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.tgtherapeutics.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Charney is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Charney’s biography on page 6 for a description of his relevant experience.

The report of the Audit Committee can be found on page 13 of this proxy statement.

Compensation Committee

The Compensation Committee held three meetings during the fiscal year ended December 31, 2021. The Compensation Committee currently consists of all independent members of our Board of Directors, with Mr. Hoberman as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.tgtherapeutics.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2012 Incentive Plan and the Company’s proposed 2022 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 29, 2022, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 23 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Nominating and Corporate Governance Committee and Nominating Process

On March 24, 2021, our Board of Directors established the Nominating and Corporate Governance Committee of our Board of Directors. The Nominating and Corporate Governance Committee currently consists of Dr. Sagar Lonial, Yann Echelard and Daniel Hume, with Dr. Lonial as chairman. The Nominating and Corporate Governance Committee (1) identifies qualified individuals to become members of our Board of Directors and recommend to our Board of Directors proposed nominees for Board membership using the criteria set forth in the Company’s Director Nomination Policy, available on our website, (2) recommends to our Board of Directors individuals to serve on each committee of our Board of Directors, (3) assesses our Board of Directors’ effectiveness and develop and implement the Company’s corporate governance guidelines, (4) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, and (5) performs such other tasks as our Board of Directors may, from time to time, prescribe.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Sean A. Power, via email at shareholders@tgtxinc.com. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. If our Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics on our website, located at www.tgtherapeutics.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions, with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

AND OTHER MATTERS

KPMG LLP served as the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2021. CohnReznick LLP served as the independent public accounting firm that audited our financial statements for the years ended 2002 through 2020. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. See “Proposal Three: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm” on page 41 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining CohnReznick LLP’s and KPMG’s independence. All proposed engagements of CohnReznick LLP or KPMG LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2021, KPMG LLP billed us an aggregate of approximately $640,000 in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for that fiscal year, the audit of internal control over financial reporting for those that fiscal year, and the review of our financial statements included in our Quarterly Reports on Form 10-Q during that fiscal year.

For the fiscal year ended December 31, 2020, CohnReznick LLP billed us an aggregate of approximately $203,000 in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting, and the review of our financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2020.

Audit-Related Fees

During the fiscal year ended December 31, 2021, KPMG LLP did not bill us for audit-related services reasonably related to the performance of the audits and reviews for that fiscal year, in addition to the fees described above under the heading “Audit Fees.” During the fiscal year ended December 31, 2020, CohnReznick LLP billed us an aggregate of approximately $92,000 for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by KPMG LLP or CohnReznick LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2021 and 2020, KPMG LLP billed us an aggregate of approximately $3,580 and $0, respectively, in fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years. During the fiscal years ended December 31, 2021 and 2020, we were not billed by CohnReznick LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and KPMG LLP, our independent registered public accounting firm during the year ended December 31, 2021, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2021, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

By the Audit Committee of the Board of Directors
Laurence N. Charney, Chairman
Yann Echelard
Daniel Hume
Kenneth Hoberman
Dated February 17, 2022

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael S. Weiss	56	Chairman, Chief Executive Officer and President
Sean A. Power	40	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Weiss is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Sean A. Power, 40, has served as our Chief Financial Officer since December 2011. Mr. Power joined the Company from Keryx Biopharmaceuticals, Inc., where he served as Corporate Controller from 2006 to 2011. During his tenure there, Mr. Power was involved in all capital raising and licensing transactions. He was also responsible for leading Keryx’s compliance with SEC rules and regulations. Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants. Additionally, Mr. Power served as Chief Financial Officer of Opus Point Partners, LLC from 2011 to 2019. Mr. Power received a B.B.A in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our executive compensation program and philosophy for 2021, the material compensation decisions we made under those programs with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by or paid to the following individuals, whom we refer to as our named executive officers, or NEOs:

●	Michael S. Weiss, our Chairman, Chief Executive Officer and President; and
●	Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary.

Executive Summary

During 2021, we made significant progress toward our 2021 goals, including the following1:

Oncology

●	On February 5, 2021, we announced that the FDA granted accelerated approval of umbralisib, now referred to as UKONIQ, for the treatment of adult patients with relapsed or refractory Marginal Zone Lymphoma (MZL) who have received at least one prior anti-CD20 based regimen and adult patients with relapsed or refractory Follicular Lymphoma (FL) who have received at least three prior lines of systemic therapy. From launch through the end of Q4 2021, UKONIQ generated $6.5 million in total net revenue.
●	FDA accepted a Biologics License Application (BLA) for ublituximab and a supplemental New Drug Application (sNDA) for UKONIQ, both submissions requesting approval of U2 as a treatment for patients with chronic lymphocytic leukemia (CLL) and small lymphocytic lymphoma (SLL). These applications were based on results from the UNITY-CLL Phase 3 trial, which included both treatment-naïve and relapsed or refractory CLL patients.

Multiple Sclerosis

●	FDA accepted the BLA for ublituximab, as a treatment for patients with relapsing forms of multiple sclerosis (RMS) and set a Prescription Drug User Fee Act (PDUFA) goal date of September 28, 2022. Presented positive results, including new analyses, from the ULTIMATE I and II Phase 3 trials at the 2021 Congress of the European Committee for Treatment and Research in Multiple Sclerosis and at the 2022 Americas Committee for Treatment and Research in Multiple Sclerosis annual forum. As previously reported, both trials met their primary endpoint with ublituximab treatment demonstrating a statistically significant reduction in annualized relapse rate over a 96-week period compared to teriflunomide in patients with RMS.

TG-1701 in B-Cell Malignancies

●	Presented updated data on TG-1701, our investigational bruton tyrosine kinase inhibitor, as a monotherapy and in combination with U2 in patients with B-cell malignancies at the 2021 American Society of Hematology annual meeting.

Financial

●	Ended the year with approximately $350 million in cash, cash equivalents and investment securities.

1 The most-recently available information on the Company, including with regard to events subsequent to those described in this section, is available through our filings to date with the SEC. These include, without limitation, the Form 8-K filed April 18, 2022 indicating that we (i) have voluntarily withdrawn the pending BLA/sNDA for U2 as a treatment for patients with chronic lymphocytic leukemia and small lymphocytic lymphoma and (ii) have voluntary withdrawn UKONIQ from sale for the approved indications of adult patients with zone lymphoma (MZL) who have received at least one prior anti-CD20-based regimen and for the treatment of adult patients with follicular lymphoma (FL) who have received at least three prior systemic therapies.

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

At the 2019 Annual Meeting of Stockholders, approximately 57% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2020 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s executive pay practices enjoyed stockholder support. However, despite support of the shareholders for executive compensation, in 2022 the Compensation Committee and Board engaged an independent compensation consultant to advise the Compensation Committee regarding annual compensation (beginning with compensation for the year 2022) for the Company’s CEO, CFO, and non-employee directors.

The Compensation Committee believes that the core design of our executive compensation program is sound, with an emphasis on short and long-term incentive compensation that rewards our executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. The advisory vote on executive compensation at the Annual Meeting, and at future meetings, will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to create long-term sustained stockholder value by acquiring, developing and commercializing novel treatments for B-cell malignancies and autoimmune diseases. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

●	to attract, retain, motivate and reward outstanding employees;
●	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and appreciation and basing pay on performance measures that drive long-term stockholder value;
●	to incentivize our employees to achieve our business goals;
●	to recognize the individual contributions of executives while fostering a shared commitment among executives; and
●	to reflect our “pay for performance” culture.

The Compensation Committee has historically compensated executive officers with three compensation components: base salary, annual cash bonus, and equity-based compensation. Competitive base salaries are intended to recognize the performance of job responsibilities as well as attract and retain individuals with superior talent. The Compensation Committee believes that annual bonus opportunities provide our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of restricted stock, stock options, or other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success of the Company.

In setting compensation levels for our executive officers, the Compensation Committee does not formulaically benchmark against any one specific reference point. Instead, it considers a variety of factors, including peer group data, tenure, role, responsibilities, performance, and local competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives, including the achievement of corporate goals and objectives.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. While the Compensation Committee draws on a number of resources, including input from the Board and the Chief Executive Officer, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the Compensation Committee. The Compensation Committee oversees and approves all compensation arrangements and actions for our executive officers. The Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and carefully evaluating an executive’s performance during the year against established goals, operational performance, and business responsibilities. In addition, the Compensation Committee utilizes discretion in the assessment process to respond to and adjust to a dynamic business environment. Information about the Compensation Committee and its composition and responsibilities can be found on page 8 under the caption “Compensation Committee.”

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. The Board of Directors works with the Compensation Committee to review these recommendations and proposals and to make any modifications deemed appropriate, and the Compensation Committee approves the final compensation levels and goals and objectives for the NEOs.

Benchmarking and Peer Group

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our named executive officers for 2021, we established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries based on the following criteria:

●	companies with comparable market capitalizations (i.e., in the range of $1 billion to $11 billion);
●	companies with recently filed regulatory applications or with early commercial organizations; and
●	companies considered our peers by independent third-party corporate governance assessors.

Our Compensation Committee evaluated this peer group in December 2020 for the purposes of establishing 2021 base salaries and 2021 target bonuses for our named executive officers. This peer group is referred to as our “2021 Peer Group” and is comprised of the following 20 publicly traded companies in the pharmaceutical and biotechnology industries:

Acadia Pharmaceuticals Inc.	Blueprint Medicines Corporation	Madrigal Pharmaceuticals, Inc.
Acceleron Pharma Inc.	ChemoCentryx, Inc.	Nektar Therapeutics
Allakos Inc.	Exelixis, Inc.	Novavax, Inc.
Amicus Therapeutics, Inc.	Global Blood Therapeutics, Inc.	Twist Bioscience Corporation
Arrowhead Pharmaceuticals, Inc.	Invitae Corporation	Ultragenyx Pharmaceutical Inc.
Atara Biotherapeutics, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics Corporation
BioCryst Pharmaceuticals, Inc.	Kodiak Sciences Inc.

We believe that the compensation practices of our 2021 Peer Group provided us with appropriate benchmarks for evaluating the compensation of our named executive officers for 2021. At the time that we selected our 2021 Peer Group we ranked eighth in terms of market capitalization, resulting in the peer group being slightly weighted towards companies with a smaller market capitalization. Our Compensation Committee recognizes the importance of having a peer group that has been determined by evaluating both qualitative and quantitative factors.

In 2022, the Compensation Committee and Board engaged an independent compensation consultant (a “Compensation Consultant”) to advise the Compensation Committee regarding annual compensation (beginning with compensation for the year 2022) for the Company’s CEO, CFO, and non-employee directors. The Compensation Consultant will further assist the Compensation Committee with its 2022 peer group selection and analysis. Information about the Compensation Consultant and other changes to the Company’s 2022 compensation program can be found on page 22 under the caption “Changes to Compensation Program in 2022”.

Elements of Compensation

Our executive compensation program for 2021 consisted of the following components:

Compensation Element	Purpose
Base Salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his or her position.

Annual cash incentive awards	Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.

Long-term equity awards

Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock awards generally are issued based upon achievement of corporate goals and objectives in the prior year.

Health and welfare plans and retirement plan

We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our named executive officers have employment agreements that provide for severance benefits in certain circumstances.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate amounts that otherwise might be payable to our executives based upon its assessment of the Company’s or our executives’ performance in general and unforeseen events occurring during the year.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to include a mix of value opportunities and performance measures.

●	Our annual cash incentive awards and our annual equity awards are based principally upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.
●	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with the interests of our stockholders.

2021 Executive Compensation

Base Compensation

Michael S. Weiss. Beginning in 2017, the Company has paid Mr. Weiss a reduced salary for his service as President and Chief Executive Officer and has paid a separate cash advisory fee to Caribe BioAdvisors, LLC, which was owned by Mr. Weiss (the “Advisor”), pursuant to a Strategic Advisory Agreement under which the Advisor provided services related to Mr. Weiss’s service as Chairman of the Board (the “Advisory Agreement”). This cash advisory fee was directly tied to the market capitalization of the Company, starting at $100,000 and escalating up to a maximum annual fee of $1.5 million if the market capitalization of the Company exceeded $3 billion. Effective as of June 30, 2021, Mr. Weiss and the Company terminated the Advisory Agreement with the Advisor. In connection with this change and the termination of the cash advisory fee, the Company entered into an amended and restated employment agreement with Mr. Weiss, under which Mr. Weiss’ annual base salary was increased from $204,970 to $875,000, effective June 30, 2021. At Mr. Weiss’ request, the Company did not pay a cash advisory fee for the first two quarters of 2021, and it did not pay Mr. Weiss his increased salary for the third and fourth quarters of 2021 amounting to $1,085,015 in cash compensation not paid. In lieu of these cash payments, the Company granted to Mr. Weiss 56,394 shares of restricted stock in December 2021 at the time the fair market value for the shares was $19.24, such that on the grant date the value of the shares was equal to the $1,085,015 owed to Mr. Weiss. These restricted shares will vest on January 1, 2024. The aggregate base compensation earned by and paid to Mr. Weiss and the Advisor for services in 2021 is provided below. The entire amount earned is reported as salary in the Summary Compensation Table on page 24.

Base Compensation Component	Earned	Paid in Cash
Michael Weiss Salary ● $204,970 annual rate for January-June 2021 ● $875,000 annual rate for July-December 2021	$102,485 $437,500	$102,485 $102,485
The Advisor’s Advisory Fee ● Variable, for first and second quarter of 2021 based on market cap (terminated effective June 30, 2021)	$750,000	$0
Total	$1,289,985*	$204,970
*

The $1,085,015 amount earned but not paid in cash was instead granted to Mr. Weiss in the form of restricted stock issued in December 2021 and having an equivalent grant date fair value to the unpaid amount.

Sean A. Power. Based on the individual performance of Mr. Power and an analysis of the Chief Financial Officer position from the 2021 peer group, effective January 1, 2021 the Compensation Committee approved an increase in Mr. Power’s base salary from $350,200 to $420,000.

Cash Incentive Awards

In 2021, Mr. Weiss was eligible to earn a target annual cash incentive equal to 100% of his base salary, and Mr. Power was eligible to earn a target annual cash incentive equal to 40% of his base salary, per the terms of their respective employment agreements. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives (which at times may exceed 100%), which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and each executive’s individual performance based upon subjective performance reviews.

In December 2021, the Compensation Committee assessed our overall 2021 performance against the achievement of the corporate goals to determine a total percentage of achievement between 0% and 150%. The Compensation Committee considered the Company’s performance against these goals, as well as the relative weighting of these goals, in assessing overall performance for the 2021 fiscal year. The following represents the major categories of performance goals and the material goals within each of those categories:

Goal	Weighting	Percentage Achieved
Regulatory Goals • Approval of MZL and FL by PDUFA date • Filing of a BLA and sNDA for the combination of ublituximab and umbralisib for the treatment of CLL • Submission of a BLA for ublituximab in multiple sclerosis	62.5%	41.5%
Late-Stage Oncology Clinical Goals • Launch a confirmatory trial for MZL and FL • Initiate ULTRA-V Phase 3 Study • Initiate various combination studies	30.5%	8%
MS, Non-Oncology Clinical & Early Pipeline Goals • Initiate various clinical trials meant to advance, establish, or differentiate our product candidates	11%	2%
CMC & Quality Goals • Various goals relating to maintenance of clinical and commercial supply chains for our product candidates, including capacity access, raw material supplies, and additional sources • Various goals relating to quality processes, including inspection management and clinical and commercial distribution	20.5%	17.5%
Commercial • Various goals associated with the commercial launch for UKONIQ	20.5%	20.5%
Corporate & Financial Goals • Completion of appropriate financings	5%	0%
Totals	150%	89.5%

In assessing performance against these goals, the Compensation Committee reviewed each goal and determined whether or not it was achieved. The Compensation Committee then determined an overall percentage of achievement for all goals combined, which resulted in 89.5% achievement for fiscal year 2021. Accordingly, the executives were paid 89.5% of their target bonus amounts. The Compensation Committee also considered the 2022 peer group analysis prepared by the Company in February 2022 when determining the final annual incentive payouts for the NEOs relating to 2021 performance. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Long-Term Equity Incentive Awards

Michael S. Weiss. Under the Advisory Agreement that was in place with the Advisor until June 30, 2021, the Advisor was entitled to receive an annual grant of restricted shares equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully diluted basis. Pursuant to the Advisory Agreement, each of these annual grants of restricted stock were to vest and become non-forfeitable on the date that the “market capitalization” (as defined in the Strategic Advisory Agreement) is $100 million greater than the market capitalization on the respective date of grant, contingent on continued service. In certain instances, including 2021, the Compensation Committee recommended alternative and more stringent vesting terms for the grants of restricted shares to the Advisor. In accordance with the Advisory Agreement, at the 2021 Annual Meeting, the Advisor was granted an award of 1,080,770 shares of restricted stock, which was the equivalent of 0.75% of the then shares outstanding, which was less than what the Advisor was entitled to pursuant to the Advisory Agreement. These restricted shares granted in 2021 will vest on the date that the market capitalization of the Company is $500 million greater than the market capitalization on the date of grant as measured within a five-year timeframe, but in no event before December 1, 2022. Given the market capitalization at the date of grant, these shares will vest when the Company achieves a market capitalization of approximately $6.0 billion, which represents a stock price of approximately $41.61 utilizing the shares outstanding as of the Record Date.

Sean A. Power. The Compensation Committee did not grant an annual equity award based upon achievement of corporate goals and objectives in 2021 to Mr. Power, primarily due to an insufficient number of shares being available under our 2012 Incentive Plan. However, in June 2021, the Company made a special award of 25,000 shares of restricted stock to Mr. Power, as a long-term incentive in special recognition for his efforts in several areas, including the Company’s public securities offerings and long-standing service to the Company. This special restricted stock award vests 50% on January 1, 2022, 25% on January 1, 2023, and 25% on January 1, 2024, contingent on Mr. Power’s continued service.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2021 Fiscal Year End” table.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have employment agreements with our NEOs that provide, among other things, payment and benefits upon certain terminations of employment. We believe the severance benefits components of these agreements are an important component to recruiting and retaining high quality executive officers.

For more information on Mr. Weiss’ and Mr. Power’s employment agreements see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 28 of this proxy statement.

Changes to Compensation Program in 2022

As noted above, our Compensation Committee has engaged a Compensation Consultant to conduct an overall review of our compensation programs for our named executive officers and independent directors, including with regard to the selection and analysis of the peer group for 2022.

The Compensation Committee has also committed to taking the following actions, starting in 2022:

●	Adopt general principles governing the timing for issuance of equity awards for the NEOs and our non-employee directors.
●	Conduct meetings on a quarterly or more frequent basis, with written materials provided to the directors in advance.
●	Seek advice and guidance from the Compensation Consultant regarding the Company’s equity incentive plans and consider and evaluate any potential recommended amendments to such plan.

Under Mr. Weiss’ amended and restated employment agreement, in 2022 and each subsequent year during the term of the agreement, the Company will grant Mr. Weiss a number of restricted shares of Common Stock having a grant date value equal to ten times the sums of Mr. Weiss’ salary and annual cash bonus earned for the prior year; provided that the number of restricted shares granted Mr. Weiss in any year shall not exceed 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis. Each such annual restricted stock award will vest and become non-forfeitable based on the Company’s total shareholder return relative to the Nasdaq Biotechnology Index over a three-year period and a five-year period, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

By the Compensation Committee of the Board of Directors
Kenneth Hoberman, Chairperson
Laurence Charney
Daniel Hume
Yann Echelard Sagar Lonial, MD

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2019, 2020, and 2021.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael S. Weiss	2021	1,289,985	(2)	40,593,721(3)	—	783,125	—	42,666,831
Chief Executive	2020	1,392,470	(2)	30,871,615(3)	—	233,153	—	32,497,238
Officer and President	2019	636,500	(2)	8,397,186(3)	3,450,000	191,040	—	12,674,726

Sean A. Power	2021	420,000		939,000(4)	—	150,360	—	1,509,360
Chief Financial Officer, Treasurer	2020	350,200		6,610,300(5)	—	159,341	—	7,119,841
and Corporate Secretary	2019	340,000		—	345,000	130,560	—	815,560

(1)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date value for the milestone-based restricted stock awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures. The grant date value for the milestone-based option awards reflected in the table was determined using the Black-Scholes option pricing model. The assumptions made in the valuation of the option awards are contained in Note 5 to our consolidated financial statements for 2019, which are included in our Annual Report on Form 10-K for the fiscal year 2019.
(2)	Reflects $539,985, $204,970, and $199,000 in salary earned by Mr. Weiss in connection with his employment agreement and $750,000, $1,187,500, and $437,500 in fees earned by the Advisor in connection with Mr. Weiss’ service as Chairman of the Board, pursuant to the Advisory Agreement in 2021, 2020 and 2019, respectively. In 2021, $204,970 of the total $1,289,985 amount was paid to Mr. Weiss and the Advisor in cash and the remainder was instead paid to Mr. Weiss in the form of 56,394 shares of restricted stock in December 2021, reflecting a share price of $19.24 at the time of grant. See the “Grants of Plan-Based Awards Table” for more information regarding this award issued in lieu of base compensation.
(3)	Pursuant to the Advisory Agreement, the Advisor received at each Annual Meeting during the term, a number of restricted shares equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis for Mr. Weiss’ service as Chairman of the Board. In accordance with the Advisory Agreement, the Advisor was granted an award of 1,556,029, and 1,179,380 shares of restricted stock at the 2020 and 2019 Annual Meetings, respectively. Despite the Advisory Agreement, in 2021, Mr. Weiss was awarded 1,080,770 shares of restricted stock, representing approximately 0.75% of the Common Stock outstanding, which shares will not vest unless the market capitalization of the Company exceeds approximately $6.0 billion, which represents a stock price of approximately $41.61 utilizing the shares outstanding as of the Record Date.
(4)	In June 2021, the Company granted 25,000 shares of restricted stock to Mr. Power, as a long-term incentive in special recognition for his efforts in several areas, including the Company’s public securities offerings and long-standing service to the Company.
(5)	Includes 50,000 shares restricted stock (with a grant date fair value of $1,110,500) granted in 2020 related to 2019 service and performance.

Grants of Plan-Based Awards For Fiscal Year 2021

The following table below sets forth the individual grants of awards made to each of our NEOs during 2021. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

							All other
					All other		Option
					Stock		Awards:	Exercise
					Awards:		Number of	or
					Number of		Securities	Base Price
	Estimated Future Payouts Under				Shares		Underlying	of Options	Grant Date
	Non-Equity Incentive Plan Awards(1)				of Stock or Units		Options	wards	Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)(2)		(#)	($/sh)	Awards ($)(3)
Mr. Weiss			875,000	1,312,500
	6/18/21				1,080,770	(4)			40,593,721
	12/29/21				56,394	(5)			1,085,021
Mr. Power			168,000	252,000
	6/18/21				25,000				939,000

(1)	Represents target payout values for 2021 cash performance awards, assuming 100% achievement of corporate goals and objectives and a maximum payout based on full achievement of allotment of goals and objectives approved for 2021 (150%). The actual amount earned by each NEO in 2021 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 24 of this proxy statement.
(2)	Award of time and/or milestone based vesting restricted stock under the 2012 Incentive Plan.
(3)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date value for the milestone-based restricted stock awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures.
(4)	Reflects the final annual grant of restricted stock pursuant to the Advisory Agreement. Pursuant to the Advisory Agreement the Advisor received at each Annual Meeting during the term, a number of restricted shares equal to 1.25% of the shares of common stock outstanding on the date of grant on a fully-diluted basis. Despite terms of the Advisory Agreement entitling Mr. Weiss to 1.25%, the compensation committee granted Mr. Weiss shares of restricted stock at the 2021 Annual Meeting equal to 0.75% of shares of common stock then outstanding. The restricted shares will vest on the date that the market capitalization of the Company is $500 million greater than the market capitalization on the date of the grant as measured within a five-year timeframe, but in no event before December 1, 2022. Given the market capitalization at the date of grant, these shares will vest when the Company achieves a market capitalization of approximately $6.0 billion, which represents a stock price of approximately $41.61 utilizing the shares outstanding as of the Record Date.
(5)	Reflects a grant of restricted shares of common stock in lieu of cash compensation owed to the Advisor and Mr. Weiss for the 2021 fiscal year, which will fully vest on January 1, 2024. The grant date value of this award is included in the salary column in the “Summary Compensation Table.”

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2021 Fiscal Year End Table below.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2021 for each of our NEOs.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Weiss						418,371	(1)	7,949,049
						1,018,011	(2)	19,342,209
						1,179,380	(3)	22,408,220
						1,556,029	(4)	29,564,551
						1,080,770	(5)	20,534,630
						56,394	(6)	1,071,486
	500,000			$6.90	3/15/29
Mr. Power
						50,000	(7)	950,000
						200,000	(7)	3,800,000
						20,000	(8)	380,000
						25,000	(9)	475,000
	3,750	7,500	(10)	$11.30	2/1/28
	57,500	57,500	(11)	$4.10	12/31/28
	50,000			$6.90	3/15/29

(1)	Mr. Weiss was issued 418,371 restricted shares under the Employment Agreement (vesting on December 1, 2022).
(2)	Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 26, 2018, under the 2012 Incentive Plan. The shares vest on January 1, 2023.
(3)	Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 13, 2019, under the 2012 Incentive Plan. The shares vest on January 1, 2023.
(4)	Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 22, 2020, under the 2012 Incentive Plan. The shares vest on January 1, 2023.
(5)	Restricted stock granted for Mr. Weiss’ services as Executive Chairman on June 18, 2021, under the 2012 Incentive Plan. The shares vest on the date that the market capitalization of the Company is $500 million greater than the market capitalization on the date of grant as measured within a five-year timeframe, but in no event before December 1, 2022. Given the market capitalization at the date of grant, these shares will vest when the Company achieves a market capitalization of approximately $6.0 billion, which represents a stock price of approximately $41.61 utilizing the shares outstanding as of the Record Date.
(6)	Restricted stock granted to Mr. Weiss in lieu of cash compensation owed to the Advisor and Mr. Weiss for the 2021 fiscal year, which will fully vest on January 1, 2024.
(7)	Restricted stock granted to Mr. Power on July 16, 2020, under the 2012 Incentive Plan. These shares vest according to the following schedule: 50% on January 1, 2022, 25% on January 1, 2023 and 25% on January 1, 2024.
(8)	Restricted stock granted to Mr. Power on December 30, 2020, under the 2012 Incentive Plan. These shares vest in four equal tranches on January 1st of each year beginning in 2022 and ending in 2025.
(9)	Restricted stock granted to Mr. Power on June 18, 2021, under the 2012 Incentive Plan. These shares vest according to the following schedule: 50% on January 1, 2022, 25% on January 1, 2023 and 25% on January 1, 2024.
(10)	Stock options awarded to Mr. Power on February 1, 2018, under the 2012 Incentive Plan. The options vest according to certain Company milestones.
(11)	Stock options awarded to Mr. Power on December 31, 2018, under the 2012 Incentive Plan. The stock options vest according to the following schedule: 50% on January 1, 2022 and 50% on January 1, 2023.

Stock Vested in Fiscal Year 2021

During 2021 our NEOs did not exercise any stock options and no stock awards held by our NEOs vested.

Employment Agreements

Michael S. Weiss. Under Mr. Weiss’s amended employment agreement, Mr. Weiss is to continue to serve as the Company’s Chief Executive Officer until such employment is terminated pursuant to the terms of the agreement. Mr. Weiss’ initial base salary for 2021 was $204,970 and was increased, in connection with the termination of the Advisory Agreement, to an annual rate of $875,000 effective June 30, 2021. Beginning in 2022, Mr. Weiss’s target annual bonus will be 100% of his base salary, subject to his achievement of performance goals and objectives established by Mr. Weiss and the Board or Compensation Committee. Additionally, in 2022 and each subsequent year during the term of the Employment Agreement, the Company will grant Mr. Weiss a number of restricted shares of the Company’s common stock, having a grant date value equal to ten times the sum of Mr. Weiss’ salary and annual cash bonus earned for the prior year. Each annual restricted stock award will vest based on the Company’s total shareholder return relative to the Nasdaq Biotechnology Index over a one- to five-year period. Mr. Weiss may also be eligible for additional stock-based awards under the Company’s long-term incentive plan. Mr. Weiss is also entitled to a $16.67 million cash bonus upon the Company achieving a $10 billion “Sustained Market Capitalization” (which requires maintaining a fully-diluted market capitalization for at least 61 days in a 120-day period) by June 17, 2026. This special cash bonus is also payable to Mr. Weiss in the event of a change in control that values the Company in excess of $10 billion.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to two times the sum of his base salary and target bonus (or three times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated upon or following a change in control); (iii) a prorated target bonus; (iv) payment of the special $16.67 million cash bonus if the Company has a market capitalization on the date of termination or on the closing date of a change in control in excess of $10 billion); (v) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination or change in control; and (vi) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination or change in control (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of such termination will become fully vested and non-forfeitable as of the date of termination; and (ii) the vested portion of any stock options outstanding on the date of termination will remain exercisable for a period of 24 months following the date of termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If any payments or benefits due to Mr. Weiss, under his amended employment agreement or otherwise, would be subject to the excise tax under Section 4999 of the tax code in connection with a change in control, the payments or benefits would be reduced to an amount necessary to avoid being subject to the excise tax, unless the net benefit to Mr. Weiss after paying the excise tax would be greater.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Sean A. Power. Mr. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company, effective December 29, 2011. Under Mr. Power’s employment agreement, Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement. Mr. Power’s base salary for 2021 was $420,000. Mr. Power is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 40% of his base salary.

Pursuant to Mr. Power’s employment agreement, the Company is required to grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and the Board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and the Board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If any payments or benefits due to Mr. Power, under his employment agreement or otherwise, would be subject to the excise tax under Section 4999 of the tax code in connection with a change in control, the payments or benefits would be reduced to an amount necessary to avoid being subject to the excise tax, unless the net benefit to Mr. Weiss after paying the excise tax would be greater.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Potential Payments upon Termination or Change in Control

As detailed above, we have employment agreements with Mr. Weiss and Mr. Power that provide certain compensation and benefits in the event of the termination of their employment under certain conditions. In addition, our equity plan provides certain benefits in connection with a change in control.

Equity Plan

Pursuant to the terms of the 2012 Incentive Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully vested.

Michael S. Weiss

The table below summarizes the value of potential payments and benefits that Mr. Weiss would receive if his employment was terminated on December 31, 2021 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2021. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service or change in control.

Type of Payment	Death or Disability ($)	Termination for Cause or Resignation without Good Reason ($)	Termination Other Than For Cause; Resignation for Good Reason ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination)(2)(3) ($)
Cash Severance	—	—	3,500,000	5,250,000	—
Pro-Rated Target Bonus	875,000	—	875,000	875,000	—
Continuation of Health Benefits	—	—	40,637	54,182	—
Value of Accelerated Equity (1)	100,870,145	—	100,870,145	100,870,145	100,870,145
Total	101,745,145	—	105,285,782	107,049,327	100,870,145

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2021 ($19.00), the last trading day of the most recently completed fiscal year. For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2021 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price. For those options having an exercise price equal to or more than the closing price of our common stock on such date, their value included here is $0.
(2)	Our 2012 Incentive Plan specifies that all outstanding unvested stock awards vest upon a qualifying change in control.
(3)	In the event of a change in control in excess of $10 billion, Mr. Weiss would be entitled to a special $16.67 million cash bonus.

Sean A. Power

The table below summarizes the value of potential payments and benefits that Mr. Power would receive if his employment was terminated on December 31, 2021 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2021. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Death or Disability ($)	Termination for Cause or Resignation without Good Reason ($)	Termination Other Than For Cause; Resignation for Good Reason ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination)(2) ($)
Cash Severance	—	—	294,000	588,000	—
Pro-Rated Target Bonus	168,000	—	168,000	168,000	—
Continuation of Health Benefits	—	—	27,091	27,091	—
Value of Accelerated Equity (1)	6,519,500	—	6,519,500	6,519,500	6,519,500
Total	6,687,500	—	7,008,591	7,302,591	6,519,500

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2021 ($19.00), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2021 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price. For those options having an exercise price equal to or more than the closing price of our common stock on such date, their value included here is $0.
(2)	Our 2012 Incentive Plan specifies that all outstanding unvested stock awards vest upon a qualifying change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Michael S. Weiss, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For 2021, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $184,242, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $42,666,837. Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 232 to 1.

We identified our median employee by examining 2021 Box 1 W-2 taxable income amounts for all individuals, excluding our CEO, who were employed by us on December 31, 2021, whether on a full-time or part-time basis. We annualized the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2021. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table above.

DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and separately for service on each committee on which the director is a member. The lead independent director and the chairman of each committee receive additional retainers for such service. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

In June 2021, upon the recommendation of our compensation committee after reviewing director compensation of the 2021 Peer Group utilized for named executive officer compensation, our board of directors amended the non-employee director compensation policy. Under the amended non-employee director compensation policy, fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Retainer	Lead Director or Committee Chair
Board of Directors	$70,000	$40,000
Audit Committee	10,000	$20,000
Compensation Committee	7,500	$15,000
Nominating and Corporate Governance Committee	5,000	$10,000

Equity Compensation. Our non-employee directors receive the following equity compensation under the 2012 Incentive Plan.

●	Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board of Directors. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.
●	Annual Stock Grant. Non-employee directors receive a restricted stock award equivalent to the greater of (i) $175,000 of restricted stock or (ii) 15,000 shares of restricted stock annually for service on our Board of Directors. Such restricted stock will vest on the third anniversary of the date of grant.

In 2022, the Compensation Committee and Board has engaged an independent compensation consultant (a “Compensation Consultant”) to advise the Compensation Committee regarding annual compensation (beginning with compensation for the year 2022) for the Company’s CEO, CFO, and non-employee directors. Information about the Compensation Consultant and other changes to the Company’s 2022 compensation program can be found on page 22 under the caption “Changes to Compensation Program in 2022.”

2021 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the members of the Board for all services in all capacities during 2021. The compensation paid to the Advisor in connection with Mr. Weiss’ service as Chairman of the Board is discussed in the Compensation Discussion and Analysis and is reflected in the applicable executive compensation tables. See “Executive Compensation” starting on page 24.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3)	Option Awards ($)	Total ($)
Laurence N. Charney	108,750	2,253,600(4)	—	2,362,350
Kenneth Hoberman	83,750	751,200	—	834,950
Daniel Hume	77,500	751,200	—	828,700
Yann Echelard	77,500	751,200	—	828,700
Sagar Lonial, M.D.	76,250	751,200	—	827,450

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.
(3)	All non-employee directors received a grant of 15,000 shares of restricted stock for their annual restricted stock grant. In addition, the compensation committee recommended an additional grant of 5,000 shares of restricted stock in recognition of the accomplishments of the Company during 2020 and 2021. Both grants of restricted stock will vest on the third anniversary of the date of grant.
(4)	In connection with his appointment as Lead Independent Director, Mr. Charney received a one-time grant of 40,000 shares of restricted stock, which will vest on the fourth anniversary of the date of grant.

The following table shows the number of stock awards granted to each director during 2021, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718) (during 2021 no option awards were granted to directors).

Name	Grant Date	Stock Awards (#)	Grant Date Fair Value of Awards ($)
Laurence N. Charney	6/18/2021	60,000 (1)	2,253,600
Sagar Lonial, M.D.	6/18/2021	20,000(2)	751,200
Kenneth Hoberman	6/18/2021	20,000(2)	751,200
Daniel Hume	6/18/2021	20,000(2)	751,200
Yann Echelard	6/18/2021	20,000(2)	751,200

(1)	All non-employee directors received a grant of 15,000 shares of restricted stock for their annual restricted stock grant. In addition, the compensation committee recommended an additional grant of 5,000 shares of restricted stock in recognition of the accomplishments of the Company during 2020 and 2021. Both grants of restricted stock will vest on the third anniversary of the date of grant.
(2)	In connection with his appointment as Lead Independent Director, Mr. Charney received a one-time grant of 40,000 shares of restricted stock, which will vest on the fourth anniversary of the date of grant.

As of December 31, 2021, the following aggregate number of unvested restricted stock awards were held by each of our non-employee directors. No stock options have been granted to our non-employee directors.

Name	Stock Awards (#)
Laurence N. Charney	202,926
Kenneth Hoberman	159,174
Daniel Hume	154,507
Yann Echelard	149,116
Sagar Lonial, M.D.	85,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kenneth Hoberman, Laurence Charney, Yann Echelard, and Daniel Hume. No member of our Compensation Committee during fiscal year 2021 or as of the date of this proxy statement, is or has been an officer or employee of TG Therapeutics or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with TG Therapeutics requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

RELATED-PERSON TRANSACTIONS

In 2012, the Board of Directors of the Company adopted a formal written policy regarding Related Person Transactions (defined below). In order for the Company to ratify a Related Person Transaction under this policy, the Audit Committee must first determine that the transaction is in the best interest of the Company and its stockholders. The policy generally defines a “Related Person Transaction” as a transaction, arrangement or relationship in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person (any executive officer or director of the Company from the previous fiscal year, any person who owns more than 5% of the Company’s securities, or any immediate family member in either of these categories) had, has or will have a direct or indirect material interest. In order to further ensure compliance with the policy, any executive officer, director, or nominee for director is required to submit a questionnaire to the Company on an annual basis. Each individual is also required to update the questionnaire following any relevant change.

In October 2014, we entered into an agreement (the “Office Agreement”) with Fortress Biotech, Inc. (“FBIO”), to occupy approximately 45% of the 24,000 square feet of New York City office space leased by FBIO. The Office Agreement requires us to pay our respective share of the average annual rent and other costs of the 15-year lease. We approximate an average annual rental obligation of $1.4 million under the Office Agreement. We began to occupy this new space in April 2016, with rental payments beginning in the third quarter of 2016. Mr. Weiss, our Chairman, Chief Executive Officer and President, also serves as a director and Executive Vice Chairman, Strategic Development of FBIO.

Under the Office Agreement, we agreed to pay FBIO our portion of the build-out costs, which have been allocated to us at the 45% rate mentioned above. The allocated build-out costs have been recorded in Leasehold Interest, net on the Company’s consolidated balance sheets and will be amortized over the 15-year term of the Office Agreement. The initial commitment period of the 45% rate was for a period of three (3) years. We and FBIO currently determine actual office space utilization annually and if our utilization differs from the amount we have been billed, we will either receive credits or be assessed incremental utilization charges. As of December 31, 2021, the allocation rate is 63% and will be evaluated again in August 2022 for the following rent year. Also, in connection with this lease, in October 2014 we pledged $0.6 million to secure a line of credit as a security deposit for the Office Agreement, which has been recorded as restricted cash in the accompanying consolidated balance sheets. Additional collateral of $0.6 million was pledged in April 2018 to increase the letter of credit for the office space.

In July 2015, we entered into a Shared Services Agreement (the “Shared Services Agreement”) with FBIO to share the cost of certain services such as facilities use, personnel costs and other overhead and administrative costs. This Shared Services Agreement requires us to pay our respective share of services utilized. In connection with the Shared Services Agreement, we incurred expenses of approximately $0.9 million, $0.8 million, and $0.9 million for shared services for the years ended December 31, 2021, 2020 and 2019, respectively, primarily related to shared personnel.

In March 2015, we entered into a Global Collaboration Agreement with Checkpoint Therapeutics, Inc. (“Checkpoint”), a subsidiary of FBIO, for the development and commercialization of anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies. In May 2016, as part of a broader agreement with Jubilant Biosys Ltd (“Jubilant”), we entered into a sublicense agreement with Checkpoint for the development and commercialization of Jubilant’s novel BET inhibitor program in the field of hematological malignancies. Mr. Weiss also serves as Chairman of the Board of Directors of Checkpoint.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 20, 2022, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our NEOs shown in our Summary Compensation Table; and
●	all current directors and NEOs as a group.

As of April 20, 2022, there were 144,450,984 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 20, 2022. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage Shares Outstanding
Michael S. Weiss (2)	10,988,021	7.6%
Sean A. Power (3)	568,483	*
Laurence N. Charney	220,997	*
Kenneth Hoberman	178,953	*
Daniel Hume	154,507	*
Yann Echelard	149,116	*
Sagar Lonial, MD	85,000	*
All current directors and named executive officers as a group (8 persons)	12,345,077	8.6%

5% Stockholders
FMR, LLC (4)	20,721,431	14.3%
Vanguard Group, Inc. (5)	12,091,437	8.4%
Blackrock, Inc. (6)	8,902,165	6.2%

*	Less than 1% of outstanding common stock.
(1)	The address of each of the directors and officers listed is c/o TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014.
(2)	Includes 5,308,955 shares of unvested restricted common stock, which vest on various time and performance-based milestones. The amount illustrated in the table also includes 500,000 shares of our common stock underlying options that are exercisable as of April 20, 2022 or will become exercisable within 60 days after such date.
(3)	Includes 152,500 shares of restricted common stock which vest on various time-based milestones. The amount illustrated in the table also includes 140,000 shares of our common stock underlying options that are exercisable as of April 20, 2022 or will become exercisable within 60 days after such date.
(4)	The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210. Share ownership reported above is based on a Form 13G/A filed by FMR, LLC on February 9, 2022.
(5)	The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Share ownership reported above is based on a Form 13G/A filed by Vanguard Group, Inc. on February 10, 2022.
(6)	The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. Share ownership reported above is based on a Form 13G/A filed by Blackrock, Inc. on February 1, 2022.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of six members. The nominated directors are Michael S. Weiss, Laurence N. Charney, Yann Echelard, Kenneth Hoberman, Daniel Hume, and Sagar Lonial, MD. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO:

APPROVAL OF THE 2022 INCENTIVE PLAN

Description of Proposal

On April 20, 2022, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the 2022 Incentive Plan. The 2022 Incentive Plan will become effective as of the date it was approved by the Board (the “Effective Date”). If approved by our stockholders, 17 million shares of Common Stock will be available for issuance upon the grant or exercise of awards under the 2022 Incentive Plan.

The Company currently maintains the 2012 Incentive Plan (the “Existing Plan”). As of March 31, 2022, there were approximately 25,736,642 shares of Common Stock subject to outstanding awards issued under the Existing Plan and approximately 263,358 shares of Common Stock reserved and available for future awards under the Existing Plan. If our stockholders approve the 2022 Incentive Plan, beginning at the Effective Date, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2022 Incentive Plan, and the Company will not grant any additional awards under the Existing Plan. If the Stockholders do not approve the 2022 Incentive Plan, the Company will continue granting awards under the Existing Plan.

The Compensation Committee believes the number of shares available for future awards under the Existing Plan will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our employees, officers, directors and consultants. Based on the number of requested shares to be reserved under the 2022 Incentive Plan and on our anticipated future grant cycles, we expect that the share reserve will be sufficient to cover future equity incentive awards for approximately 2 to 3 years.

A summary of the 2022 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2022 Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We designed the 2022 Incentive Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, directors, and consultants with the interests of stockholders and the Company. These features include, but are not limited to, the following:

●	No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
●	Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including the exchange for cash or another award or by a cash repurchase of “underwater” awards.
●	No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the 2022 Incentive Plan.
●	No Single-Trigger Change of Control Vesting. If awards granted under the 2022 Incentive Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.
●	No Tax Gross-Ups. The 2022 Incentive Plan does not provide for any tax gross-ups.
●	Awards Subject to Clawback Policy. Awards under the 2022 Incentive Plan are subject to any compensation recoupment policy that the Company may adopt from time to time.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Existing Plan as of March 31, 2022 (and without giving effect to approval of the 2022 Incentive Plan under this Proposal):

Total shares underlying outstanding stock options	2,588,905
Total shares underlying outstanding unvested time-based full value awards	9,979,203
Total shares underlying outstanding unvested performance-based full value awards	1,473,270
Total shares underlying all outstanding awards	25,736,642

Weighted average exercise price of outstanding stock options	$7.13
Weighted average remaining contractual life of outstanding stock options	6.73

Total shares currently available for grant of new awards	263,358

Common Stock outstanding as of March 31, 2022	144,542,025
Market price of Common Stock as of March 31, 2022	$9.51

(1)	Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.

Summary of the 2022 Incentive Plan

Purpose and Eligibility. The 2022 Incentive Plan is intended to promote the success, and enhance the value, of the Company, by linking the personal interests of employees, officers, directors and consultants of the Company or any affiliate to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. As of March 31, 2022 approximately 250 employees, directors, and consultants would be eligible to participate in the 2022 Incentive Plan.

Administration. The 2022 Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Committee has the power, in its discretion, to grant awards under the 2022 Incentive Plan, to select the individuals to whom awards are granted, to determine the number of shares of Common Stock subject to each award and the terms of the grants, to interpret the provisions of the 2022 Incentive Plan and to otherwise administer the 2022 Incentive Plan. The Committee may delegate all or any of its responsibilities and powers under the 2022 Incentive Plan to a special committee consisting of one or more directors who may not need not be officers of the Company, except its authority or responsibility with regard to awards to persons subject to Section 16 of the Exchange Act.

Permissible Awards. The 2022 Incentive Plan authorizes the granting of awards in any of the following forms:

●	market-priced options to purchase shares of our Common Stock, which may be designated under the Internal Revenue Code of 1986, as amended from time to time (the Code), as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees, but not to participants who are not employees),
●	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date),
●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee,

●	restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee,
●	performance awards, which represent the right to receive payment of a number of shares of Common Stock or an amount in cash, based on achievement of specified performance goals during a specified performance period, as established by the Committee, and
●	other stock-based awards that are payable or valued, in whole or in part, by reference to, or otherwise based on, shares of Common Stock, or other rights or securities that are convertible or exchangeable into shares of Common Stock, on such terms and conditions as the Committee determines.

Shares Available for Awards. The total number of shares of Common Stock available for issuance under the 2022 Incentive Plan is 17 million shares, not more than 10 million of which shares may be issued pursuant to “full-value awards.” Full-value awards include any award other than an option or stock appreciation right and which is settled by the issuance of stock (or at the discretion of the Committee, settled in cash valued by reference to stock value). The maximum number of shares that may be issued upon exercise of incentive stock options is 17 million. Shares of Common Stock issued under the 2022 Incentive Plan may be either authorized but unissued shares, treasury shares or shares acquired on the open market.

Share Counting. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2022 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not replenish the plan share reserve. For SARs settled in shares, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2022 Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)upon the occurrence of a change of control of the Company in which awards under the 2022 Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:
●	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
●	the payout opportunities attainable under outstanding performance-based awards will vest based on target performance and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.
(B)upon the occurrence of a change of control of the Company in which awards under the 2022 Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2022 Incentive Plan), then:
●	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
●	the payout opportunities attainable under outstanding performance-based awards will vest based on target performance and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Discretion to Accelerate Vesting. The Committee may, in its sole discretion, determine that all or a portion of a participant’s awards shall become fully or partially exercisable, that all or a portion of the restrictions on the participant’s awards shall lapse, and/or any performance-based criteria with respect such awards shall be deemed satisfied.

Anti-Dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and under the 2022 Incentive Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2022 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2022 Incentive Plan. The Committee may at any time amend, suspend, or discontinue the 2022 Incentive Plan, or alter any awards and award agreements under the 2022 Incentive Plan, to extent permitted by law and the rules of any stock exchange on which the Common Stock is listed. However, no such amendment, suspension or discontinuance may be made without first obtaining stockholder approval, if required. No amendment, suspension or discontinuance of the 2022 Incentive Plan may, without the consent of the participant, adversely alter or change the any of the rights or obligations under any awards or other rights previously granted the participant.

Prohibition on Repricing. Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer. Awards granted under the 2022 Incentive Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercisable only by the participant during his or her lifetime. Except as determined by the Committee, no benefit payable under or interest in the 2022 Incentive Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

Clawback Policy. Awards under the 2022 Incentive Plan are subject to any compensation recoupment policy of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2022 Incentive Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State, local, and ex-U.S. income tax consequences are not discussed and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2022 Incentive Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2022 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance award, the participant will recognize ordinary income equal to the value of the cash, stock, or other property received and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2022 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Code Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2022 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2022 Incentive Plan would be subject to Code Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2022 Incentive Plan.

Vote Required and Board Recommendation

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2022 INCENTIVE PLAN.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise.

If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2022, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL FOUR:

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

Please see “Compensation Discussion and Analysis” for a full description of our executive compensation philosophy and current levels of executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

PROPOSAL FIVE:

ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to vote, on an advisory, on the frequency of the advisory vote on the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Stockholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially, or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, once every two years or once every three years. Stockholders may also abstain from voting. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

As an advisory vote, this proposal is not binding on the Company or the Board of Directors. However, the Board of Directors intends to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding the frequency of advisory votes on compensation of our named executive officers. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders, industry trends and the adoption of material changes to compensation programs.

Our executive compensation programs are designed to promote a long-term connection between pay and performance. After careful consideration of the frequency alternatives, the Board of Directors believes that conducting advisory votes on executive compensation every three years is appropriate for the Company and its stockholders at this time. As a biotechnology company, the Company has important milestones relating to drug development and approval that do not occur every calendar year. While executive compensation is evaluated annually, the Board of Directors also considers progress over a multi-year timeframe, which is common in small- and mid-capitalization companies in our industry. The Board of Directors believes that a vote every three years provides stockholders the opportunity to evaluate the Company’s compensation program on a more thorough, longer-term basis than an annual vote.

The Company understands that its stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2021 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Sean A. Power. You may also contact us at (212) 554-4484.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2023 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Sean A. Power, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 31, 2022. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested and also by email to shareholders@tgtxinc.com.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Sean A. Power, our Corporate Secretary, at the above mailing and email addresses, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 18, 2023, and no later than April 17, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2021, delivered to you together with this proxy statement, is hereby incorporated by reference.

APPENDIX A

TG THERAPEUTICS, INC.

2022 INCENTIVE PLAN

TG THERAPEUTICS, INC.

2022 INCENTIVE PLAN

TG THERAPEUTICS, INC.

2022 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.GENERAL. The purpose of the TG Therapeutics, Inc. 2022 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of TG Therapeutics, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
(b)“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
(c)“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.
(g)“Change in Control” means and includes the occurrence of any one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)“Committee” means the committee of the Board described in Article 4.

(j)“Company” means TG Therapeutics, Inc., a Delaware corporation, or any successor corporation.

(k)“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, or (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)“Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(o)“Effective Date” has the meaning assigned such term in Section 3.1.

(p)“Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q)“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on the principal such Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u)“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)“Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x)“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y)“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)“Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa)“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb)“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc)“Performance Award” means any award granted under the Plan pursuant to Article 10.

(dd)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ee)“Plan” means the TG Therapeutics, Inc. 2022 Incentive Plan, as amended from time to time.

(ff)“Prior Plan” means the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan, as amended.

(gg)“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(hh)“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii)“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(jj)“Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(kk)“Stock” means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(ll)“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn)“1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Company’s stockholders (the “Effective Date”).

3.2.TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1.COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Any director appointed to serve on the Committee who is not an Independent Director shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any

Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)grant Awards;
(b)designate Participants;
(c)determine the type or types of Awards to be granted to each Participant;
(d)determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
(e)determine the terms and conditions of any Award granted under the Plan;
(f)prescribe the form of each Award Certificate, which need not be identical for each Participant;
(g)decide all other matters that must be determined in connection with an Award;
(h)establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(i)make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
(j)amend the Plan or any Award Certificate as provided herein; and
(k)adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4.DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time, or Amended and Restated Bylaws, as amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 17 million, provided that not more than 10 million of such Shares may be issued pursuant to Full-Value Awards. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 17 million. If our stockholders approve the 2022 Incentive Plan, beginning at the Effective Date, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2022 Incentive Plan, and the Company will not grant any additional awards under the Prior Plan. If the Stockholders do not approve the 2022 Incentive Plan, the Company will continue granting awards under the Prior Plan.

5.2.SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)To the extent that all or a portion of an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to meet time-based and/or performance-based vesting requirements, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(b)Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(c)The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).
(d)The full number of Shares subject to a SAR that is settled in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).
(e)Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.
(f)Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the Plan share reserve.
(g)Substitute Awards granted pursuant to Section 13.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
(h)Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the share limitations specified in Section 5.1.

5.3.STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY

6.1.GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1.GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.9) shall not be less than the Fair Market Value as of the Grant Date.
(b)PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled or surrendered in exchange for Options, SARs or other Awards with an exercise or base price that is less than the exercise price of the original Option, (iii) an Option may not be cancelled or surrendered in exchange for other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) an Option may not be cancelled or surrendered for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
(c)TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
(d)PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.
(e)EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
(f)NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
(g)NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2.INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:
(1)The Fair Market Value of one Share on the date of exercise; over
(2)The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.
(b)PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled or surrendered in exchange for Options, SARs or other Awards with an exercise or base price that is less than the base price of the original SAR, (iii) a SAR may not be cancelled or surrendered in exchange for other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) a SAR may not be cancelled or surrendered for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.
(c)TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.
(d)NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
(e)NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1.GRANT OF RESTRICTED STOCK AND STOCK UNITS . The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Award lapse.

9.4.FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1.GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. Any Dividend Equivalents granted with respect to a Performance Award shall be subject to Section 11.1.

10.2.PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1.GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Award lapse.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1.GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value per Share (or net asset value per Share) or the value of securities of or the performance of specified

Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Any Dividend Equivalents granted with respect to an Award under this Section 12.1 shall be subject to Section 11.1.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1.AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2.FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3.LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that that Nonstatutory Stock Options may be transferred without consideration to members of a Participant’s immediate family (“Immediate Family Members”), to trusts in which such Immediate Family Members have more than fifty percent (50%) of the beneficial interest, to foundations in which such Immediate Family Members (or the Participant) control the management of assets, and to any other entity (including limited partnerships and limited liability companies) in which the Immediate Family Members (or the Participant) own more than fifty percent (50%) of the voting interest; and, provided, further, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4.BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

13.5.STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any Exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6.EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based

Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.7.DISCRETION TO ACCELERATE AWARDS. Regardless of whether an event has occurred as described in Section 13.6 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.7.

13.8.FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Committee.

13.9.SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1.MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and Section 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and Section 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 14.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1.AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2.AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
(b)Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for Options, SARs or other Awards with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and
(c)No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3.COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1.RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.
(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2.WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee approves (which procedures may permit withholding up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification). All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3.SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
(c)Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the CEO or the Committee, in the case of executive officers and directors, or the Head of Human Resources, in the case of Participants other than executive officers and directors) shall determine which Awards or portions thereof will be subject to such exemptions.
(d)Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee, then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(i)the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

(e)Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
(f)Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
(g)Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4.UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5.RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6.EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7.TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8.GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9.FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10.GOVERNMENT AND OTHER REGULATIONS.

(a)Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b)Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11.GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12.SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13.NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

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The foregoing is hereby acknowledged as being the TG Therapeutics, Inc. 2022 Incentive Plan, which was adopted by the Board on April 20, 2022, contingent upon approval by the stockholders on June 16, 2022.

TG THERAPEUTICS, INC.

By:

Its:

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TG THERAPEUTICS,INC. 2 Gansevoort Street 9th Floor New York, NY 10014 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD For All IS VALID ONLY WHEN SIGNED AND DATED. Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the All Except The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Laurence Charney 06 Michael S. Weiss 02 Yann Echelard 03 Kenneth Hoberman 04 Daniel Hume 05 Sagar Lonial, MD The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 Against Abstain 0 0 0 0 2 To approve the 2022 Incentive Plan. NOTE: Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. 3 To ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the year ending December 31, 2022. 0 2 years 0 0 3 years 0 0 Abstain 0 4 An advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 5 To recommend, by advisory vote, the frequency of executive compensation votes. 1 year 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Dat Signature (Joint Owners) Dat 0000567926_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com TG THERAPEUTICS, INC. Annual Meeting of Stockholders June 16, 2022 9:30 AM This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Michael S. Weiss and Sean A. Power or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TG THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 9:30 AM, EDT on June 16, 2022, via a live webcast only at www.virtualshareholdermeeting.com/TGTX2022. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000567926_2 R1.0.0.24